UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

HG Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01            Other Events.

On August 22, 2022, Omega National Title Agency, LLC (“Omega”) (a subsidiary of HG Holdings, Inc.) announced, via press release, the acquisition of the assets of six additional branch offices for its title & escrow service agencies. This acquisition allows Omega to expand its geographic footprint in Florida to include Northwest and Southeast regions of the state. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)             Exhibits

99.1	Registrant’s Press Release dated August 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: August 23, 2022	By:	/s/ Justin H. Edenfield
Justin H. Edenfield
Principal Financial and Accounting Officer